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                                                                   Exhibit 10.17

[LETTERHEAD OF CSX CORPORATION]

                                                          Jeff McCutcheon
                                                          Senior Vice President,
                                                          Human Resources

January 10, 2003

Mr. Bob Grassi
President, CSX World Terminals
Rexford Road
Charlotte, NC

Bob;

This letter serves to confirm our earlier discussion regarding how CSX will handle the payment of your lump sum benefit resulting from your former employment agreement with CSX dated February 1, 1995, deferred pursuant to a letter from Andy Fogarty to you dated November 1, 1999.

Specifically, for purposes of calculating your deferred benefit, the company will define your "Highest Annual Bonus" as the highest annual bonus received in the preceding five years. The SeaLand employment agreement defined the "Highest Annual Bonus" as the highest bonus received in the prior three years. This will ensure that your possible retirement in 2004 will not result in a reduction in benefit.

Please let me know if there is any additional clarification necessary.

Regards,
/s/ JEFF McCUTCHEON

cc: pension file